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                               AGREEMENT FOR SALE
                             AND PURCHASE OF SHARES


                                     Parties


                         RH CARTER and RH AND GM CARTER
                                  FAMILY TRUST


                       BROCKER INVESTMENTS (N.Z.) LIMITED



                  Relating to Industrial Communications Service
                                    Limited



                                 LOWNDES JORDAN
                             BARRISTERS & SOLICITORS


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AGREEMENT dated _______________________ 1997


PARTIES


1.     The  persons  whose  names  addresses  and  descriptions  are  set out in
       Schedule 2 (jointly and severally referred to as the Vendors)

2. BROCKER INVESTMENTS (N.Z.) LIMITED at Auckland (Purchaser), a subsidiary of Brocker Investments Limited a company incorporated under the laws of Alberta, Canada (BKI)


INTRODUCTION

A. The Vendors are the holders of the Shares together with all rights attaching to the Shares.

B. The Vendors has agreed to sell to the Purchaser and the Purchaser has agreed to purchase from the Vendors all the Shares for the Consideration and upon the terms and conditions contained in this Agreement.


TERMS

1.     Interpretation

1.1 Defined Terms: In this Agreement the following terms shall have the meanings specified:

       Accounts each and every part of the financial statements of the Company being the full balance sheet and profit and loss accounts for the financial years to 31 March 1996 together with trading figures for the period ended 31 January 1997 copies of which have been provided to the Purchaser.

       Associated Person    has the  meaning  given  in  section  OD7(l)  of the
                            Income Tax Act 1994.

       Business Day         a day  (other  than a  Saturday  or Sunday) on which
                            registered banks are open for business.

       Business Records     all  books of  account,  accounts,  records,  files,
                            data, databases, certificates or other evidence of title to assets and information howsoever recorded or stored relating to or required for the business of the Company or pertaining to its affairs.

       Cashflow shall have the meaning ascribed to that term in the Escrow Agreement.







                                       2


       Charge includes option, right to acquire, lien, pledge, mortgage, assignment, charge, security interest, bailment, or encumbrance or adverse interest of any nature whether legal or equitable and no matter how arising.

       Company Industrial Communications Service Limited, a company incorporated under the Companies Act 1955 as a private company limited by shares and reregistered under the Companies Act 1993 under No. AK 183068 having its registered office at Auckland and having its capital divided into 200,000 ordinary shares each of which rank pari passu in all respects and which have been issued and allotted and are paid up.

       Completion           completion  by the parties of the sale and  purchase
                            of the Shares as provided in clause 5.

       Completion Date      the actual date of Completion being 31 March 1997 or
                            7 days after the conditions referred to in clause 9 have been satisfied or waived by the party entitled to waive the same (whichever is the later) or such other date as may be agreed upon by the parties.

       Consideration        the  sum of  $2,084,998  subject  to  adjustment  as
                            provided in clause 3.3.

       Constitution         the  Memorandum  and Articles of  Association of the
                            Company or its Constitution, as the case may be.

       Costs                includes  any and all costs (on a solicitor  and own
                            client   basis),   expenses,   damages,   penalties,
                            interest, compensation, and awards.

       Disclosure Letter    the letter of disclosure referred to as such, signed
                            by the Vendors and dated and delivered to the Purchaser the same date as this Agreement.

       Escrow Agreement     the Escrow Agreement in the form annexed as Annexure
                            B and entitled Form C to be entered into by BKI, the Vendors and the Trustee.

       Exchange Rate        $NZl.00 = $CAD0.9295.

       GST Act              the Goods and Services Tax Act 1985.





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                                       3


       GST                  Goods and Services Tax levied under the GST Act.

       Intellectual
       Property includes confidential information, trade secrets, drawings, designs, techniques, programmes, processes, logos, copyrights, trade or service marks, patents, registered designs, and other information and rights capable of being protected under New Zealand or other laws relating to intellectual property no matter how recorded or stored and any applications for same.

       Interest Rate        the  cost  of  the  funds  rate  for  the  Purchaser
                            provided  that it  shall  not be less  than  the ANZ
                            Index Lending Rate plus 2% and not more than 14.5%.

       Last Accounting Date 31 March 1996.

       Penalty Rate         the ANZ Index Lending Rate plus 8%.

       Premises the land and buildings at Unit 2, 343 Church Street, Penrose together with all other land and buildings owned, occupied or used by the Company.

       Proceedings          includes  proceedings,   claims,  demands,  actions,
                            conferences, mediations, conciliations, compromises, arbitrations, hearings or appeals arising out of, preliminary to or in connection with any dispute or alleged dispute.

       Related Company      a related  company as defined in section  158 of the
                            Companies Act 1955 or section 5 to 8 of the Companies Act 1993, as the case may be.

       RH and GM Carter     the trust  created by Roger Henry  Carter and Glenda
       Family Trust         Margaret Carter by Deed dated 21 April 1995.

       Shares those shares in the capital of the Company being acquired by the Purchaser pursuant to this Agreement as set out in Schedule 1.


       Shareholders' Loans  the  current  and  term   advances  to  the  Company
                            specified in Schedule 1.





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       Statutory Books      the Company's  Constitution,  and its Certificate of
                            Incorporation, Directors' and Members' minute book, Register of Members, Register of Directors and Secretaries, Interests Register, Register of Charges and Seal Register (if any).

       Strike Price         in respect  of the BKI shares to be issued  pursuant
                            to this Agreement is $CAD1.65 per share.

       Subsidiary           (a)  a subsidiary  as defined in section 158 of the
                                 Companies Act 1955 or sections 5 to 8 of the Companies Act 1993; or

                            (b) an "in-substance subsidiary" as defined in Statement of Standard Accounting Practice No 8 issued by the New Zealand Society of Accountants.

       Taxation all forms of taxation (including without limitation capital gains tax, income tax, surtax, estate duty, stamp duty, rates, GST, PAYE, withholding tax, provisional tax, duties, customs and other import or export duties and all other statutory, fiscal, central or local government or municipal impositions, duties and levies) and all re-assessments, penalties, charges, costs and interest relating to such taxation for non-compliance or otherwise.

       Trustee the trustee approved by the Alberta Stock Exchange to hold BKI shares pursuant to the Escrow Agreement.

       Warranties           the representations, warranties, and undertakings of
                            the Vendors set out in Schedule 2.

1.2 General Interpretation: In the interpretation of this Agreement, unless the context otherwise requires:

       1.2.1 References to the parties include their respective executors, administrators, successors and permitted assigns;

       1.2.2 References to persons include individuals, partnerships, firms, associations, corporations and unincorporated bodies of persons, government or semi-government or local body or municipal bodies, and agencies or political subdivisions of them in any case whether having separate legal personality or not;

       1.2.3  Words in the singular shall include the plural and vice versa;





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       1.2.4  Words importing one gender shall include the other genders;

       1.2.5 Any obligation not to do anything includes an obligation not to suffer, permit or cause that thing to be done;

       1.2.6 Headings have been inserted for convenience only and shall not affect the construction of this Agreement;

       1.2.7 Reference to a statute includes all statutes amending, consolidating or replacing the statute referred to and includes all subsidiary or delegated legislation or exercises of authority under such statute or legislation;

       1.2.8 References to clauses, schedules and annexures shall be construed as references to the same in this Agreement;

       1.2.9  References to money are references to New Zealand currency.

1.3 Joint and Several: The covenants herein expressed or implied shall bind all persons executing this Agreement and any two or greater number of them jointly and each of them severally.

1.4 Time of the Essence: Time shall be of the essence of this Agreement both as to dates and periods.

1.5 Precedence of Documents: If there is any conflict between the provisions of this Agreement and the Escrow Agreement, the provisions of this Agreement shall prevail.


2.     Agreement for Sale and Purchase

2.1 Sale and Purchase: The Vendors agree to sell and the Purchaser agrees to purchase the Shares and the Shareholders' Loans for the Consideration.


3.     Consideration and Payment

3.1 Satisfaction of Consideration: The Consideration shall be paid or satisfied by the Purchaser as follows:

       3.1.1 Deposit: By payment of a deposit of $387,998 in cash on the Completion Date;

       3.1.2 Share Exchange: The balance of $1,697,000 (subject to adjustment as provided in clause 3.3) by way of the issue and allotment to the Vendors free from all Charges in the proportions referred to in the 3rd column of Schedule 2 of 955,977 fully paid ordinary shares in the capital of BKI (based on the Strike Price converted to $NZ at the Exchange Rate) ranking in all respects pari passu with the existing ordinary shares in the capital of BKI as provided in clauses 3.2 and 3.3.





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3.2    Issue of Shares:  The  Purchaser  shall  procure  the issue of BKI shares pursuant to clause 3.1.2 on the following basis:

       3.2.1 195,477 BKI shares shall be issued on the Completion Date by BKI to the Trustee to be held in escrow pursuant to the Escrow Agreement but not subject to earn out conditions and released to the Vendors on 31 March 1998.

       3.2.2 760,500 BKI shares (Earnout Shares) shall be issued on the Completion Date to the Trustee to be held in escrow pursuant to the Escrow Agreement and subject to the earn out and escrow conditions specified in clause 3.3 and in the Escrow Agreement, to be released to the Vendors as provided in clause 3.2.3.

       3.2.3 The shares referred to in clause 3.2.2 shall be released in 3 tranches on 31 March 1998 (a maximum of 123,182 shares), 31 March 1999 (a maximum of 318,659 shares) and 31 March 2000 (a maximum of 318,659 shares).

3.3 Escrow and Earn Out Provisions: The BKI shares referred to in clause 3.2 shall be held by the Trustee subject to the following conditions:

       3.3.1 The Earnout Shares shall only be released to the Vendors if the Company produces sufficient cumulative Cashflow in the financial years ending on 31 March 1998 and 31 March 1999 (Earnout Period).

       3.3.2 For the purposes of this clause 3.3 the parties anticipate that the Company will produce cumulative Cashflow of not less than $NZ 1,350,000 (Earn Out Cashflow) in the Earnout Period. It is agreed that the Consideration shall be reduced on the basis of a $NZ 1.00 reduction for each $NZ 1.00 by which the cumulative Cashflow of the Company falls short of the Earn Out Cashflow over the Earnout Period.

       3.3.3 Subject to clause 3.2.3 the BKI shares to be released on each of the dates specified in that clause shall not exceeding in value (based on the Strike Price converted to $NZ at the Exchange rate) the cumulative Cashflow of the Company during the Earnout Period or the portion of the Earnout Period which has elapsed by such date.

       3.3.4 Final Adjustment of Acquisition Price: To the extent that the Earn Out Cashflow is not achieved in the Earnout Period then the Consideration shall be reduced on the basis provided in clause
              3.3.2 and the corresponding number of BKI shares held in escrow shall be cancelled.

3.4 Any dividends declared in respect of BKI shares held in escrow pursuant to clause 3.2 or 3.3 shall be held in trust by the Trustee. Such dividends declared in respect of shares which are released to the Vendors shall be paid to the Vendors when the shares are released. Any dividends held in trust by the Trustee in respect of BKI shares which are cancelled will be forfeited to BKI on the date of cancellation.





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3.5    Apportioning of  Consideration:  The  Consideration  shall be apportioned amongst the Vendors (if more than one) as nearly as may be in proportion to their respective holdings of the Shares however the Purchaser shall
       have  no  responsibility   for  such   apportionment  and  the  Vendors's
       solicitors' receipt shall be sufficient discharge of the Purchaser's obligations in respect of satisfaction of the Consideration.

3.6 Interest: The payment provided in clause 3.1.2 shall bear interest at the Interest Rate which shall be paid in full by the Purchaser to the Vendor on 31 March 1998. If either of the payments provided in clauses 3.1.1 or
       3.1.2 are not paid on the due date for payment they shall bear interest at the Penalty Rate from the due date for payment to the date of actual payment.


4.     Vendors' Obligations on or before Completion

4.1    On or before Completion the Vendors shall:

       4.1.1 Release of Liability to Associated Persons: Except in respect of the Shareholder Loans, procure that the Company is released unconditionally from all liability and obligations whatsoever (whether actual or contingent) to the Vendors or any Associated Person of the Vendors. If such release is not or cannot properly be provided on or before Completion then the Vendors will indemnify the Company and the Purchaser from and against all Costs and Proceedings in respect of such liability and obligations provided that liabilities and obligations incurred in respect of normal trade purchases or transactions on usual commercial terms for payment and performance shall not be required to be so released;

       4.1.2 Access to Premises and Business: Ensure that the Purchaser and its representatives have full access to the Premises, the Statutory Books and the Business Records from the date of this Agreement and will be given promptly all information they may reasonably require concerning the business or affairs of the Company;

       4.1.3 Filing of Satisfactions of Charges: File memoranda of satisfaction with the Registrar of Companies, the High Court Chattels Register or the Land Transfer Office or the Motor Vehicles Security Register (as appropriate) in respect of all Charges registered against the property of the Company where those Charges have been released;

       4.1.4 Service Agreement: Procure the execution by the Company of an employment contract for a term of 3 years with Roger Carter as General Manager of the Company in the form annexed as Annexure A.

       4.1.5 Personal Assets: Procure that all motor vehicles (Toyota Starlet and two Peugeots) are removed from the Company asset register by the Completion Date.





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       4.1.6  Building  Improvements:  Procure that all  building  assets of the
              Company which appear in the Company asset register are vested in the lessor of the Premises by the Completion Date.


5.     Completion

5.1 Completion shall take place on the Completion Date at the offices of the Vendors's solicitors Mason Lawrie and Stainton at 2.15 p.m. or at such other time or place as the parties shall agree at which time the Purchaser shall be entitled to the possession of the business conducted by the Company and the Vendors will hand to the Purchaser:

       5.1.1 Share Transfers: Transfers of the Shares to the Purchaser and/or its nominee duly executed by the Vendors in registrable form;

       5.1.2 Share Certificates: The share certificates (if any) for the Shares or if none have been issued a statutory declaration by an officer of the Company to such effect;

       5.1.3  Shareholders'  Loans:   Absolute  assignments  in  favour  of  the
              Purchaser of the Shareholders' Loans;

       5.1.4  Pre-emptive   Rights   Waivers:   A  waiver   signed  by  all  the
              shareholders of the Company whereby they waive all rights of pre-emption conferred on them by the Constitution or otherwise in respect of the transfer of all or any of the Shares;

       5.1.5 Directors' Resolutions: Evidence of the passing of effective resolutions of the Directors of the Company approving the transfer of the Shares and directing that upon presentation of the same duly executed the name of the Purchaser and/or its nominee (as the case may be) be entered in the Register of Members of the Company in respect of the Shares.

       5.1.6 Shareholders' Resolutions: Evidence of the passing of effective shareholders' resolutions appointing Michael Ridgway as a director of the Company in addition to Roger Carter.

       5.1.7 Releases of Charges over Shares: Unconditional releases of any Charges over any of the Shares;

       5.1.8 Resignations: Resignations in writing of Glenda Margaret Carter as a director of the Company and acknowledgement from her in a form acceptable to the Purchaser that the Company has no liability (whether monetary or otherwise) to her whether by way of fees, salary, reimbursement for expenditure, compensation or otherwise and that they have no claims of any nature whatsoever against the Company;

       5.1.9 Company Records: The Statutory Books, the Business Records and the common seal(s) of the Company or if there is no common seal, a certificate from a director confirming that;





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       5.1.10 Pre-conditions:  Evidence  satisfactory  to the Purchaser that the
              Vendors has fulfilled its obligations under clause 4;

       and against compliance with the above provisions the Purchaser shall pay or satisfy the Consideration as specified in clause 3.1.1.


6.     Default at Completion

6.1 Default by Vendors: Without prejudice to clause 8, if any of the provisions of clauses 4 or 5 are not fully complied with on Completion, the Purchaser may (in addition to and without prejudice to all other rights or remedies available to the Purchaser under this Agreement or otherwise) at the Purchaser's option:

       6.1.1  Rescind: Rescind this Agreement; or

       6.1.2 Completion: Effect Completion so far as practicable having regard to the defaults which have occurred (without releasing the Vendors from liability to comply as soon as possible with the Vendors's obligations under clauses 4 and 5); or

       6.1.3 Delay Completion: Fix a new date for Completion not being more than 28 days after the Completion Date) and in that case the Vendors shall pay to the Purchaser interest at the Interest Rate on the Consideration payable on the Completion Date from the date on which Completion was due until Completion takes place. If Completion does not take place other than by reason of a default by the Purchaser then such payment shall not be refundable to the Vendors;

6.2 Default by Purchaser: Subject to clause 3.6, if from any cause whatsoever save the default of the Vendors any portion of the Consideration is not paid upon the due date for payment the Purchaser shall pay to the Vendors interest at the Interest Rate on the portion of the Consideration so unpaid from the due date for payment until payment, without prejudice to any of the Vendors's rights or remedies.


7.     Warranties

7.1 Vendors Warranties: The Vendors and each of them jointly and severally represent, warrant and undertake to the Purchaser in terms of the Warranties and it is agreed that:

       7.1.1  Investigations  not to affect  Warranties:  Except as disclosed in
              Schedule 3 and/or the Disclosure Letter, the Warranties shall not be modified, qualified or discharged or in any way affected by any investigation made by the Purchaser into the affairs of the Company;

       7.1.2 Separate and Independent: Each of the Warranties shall be separate and independent and save as expressly otherwise provided shall not be limited by reference to any other of the Warranties or any other provision of this Agreement.





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7.2    Reliance on Warranties:  The Vendors  acknowledge  that the Purchaser has entered into this Agreement in reliance (among other things) on the Warranties.

7.3 Vendors' Covenants: The Vendors and each of them jointly and severally warrant, represent and undertake to the Purchaser and also as a separate covenant to the Company:

       7.3.1 Indemnity: That the Vendors and each of them jointly and severally will keep the Purchaser and the Company fully indemnified against all and any depletion in or reduction in the value of the Shares or any of the assets of the Purchaser or the Company and all Proceedings and Costs reasonably suffered or incurred by the Purchaser or the Company as a result of or in relation to any breach or non-fulfilment of any of the Warranties and all Costs incurred in making, defending or compromising any Proceedings in relation to facts or matters which are or would if proved or might constitute such a breach or non-fulfilment; and

       7.3.2 No Representations Made: That no promise or representation has been made to them in connection with any of the Warranties or the Disclosure Letter in respect of which the Company or any of the directors or employees of the Company might be liable; and

       7.3.3 No Breach of Warranties Prior to Completion: That they will procure that (except only as may be necessary to give effect to this Agreement) neither they nor the Company shall do, allow or procure any act or omission before Completion which would constitute a breach of any of the Warranties if they were given at any time prior to or on Completion or which would make any of the Warranties inaccurate or misleading if they were so given; and

       7.3.4 Disclosure of Change in Circumstances: That they will forthwith disclose in writing to the Purchaser any matter or thing which may arise or become known to them or any of them after the date of this Agreement and prior to Completion which is inconsistent with any of the Warranties or which might render any of them inaccurate or misleading when given at Completion or which might be material to be known by a purchaser for value of the Shares or which might have a material adverse effect on the value of the Shares or any of the assets of the Company.

7.4 Warranty Limitations: Notwithstanding any other provisions of this Agreement, the warranties are made and given subject to the provisions of
       Schedule 3.


8.     Rights of Rescission

8.1 Rescission for Breach: Without prejudice to clause 6, if on or prior to Completion it should be found that:

       8.1.1 Unfulfilled Obligations: Any obligation of the Vendors contained in this Agreement is or will on Completion be unfulfilled; or





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       8.1.2  Breach of  Warranties:  Any  Warranty is or may at  Completion  be
              inaccurate or misleading;

       then the Purchaser may, without prejudice to any other rights available to it under clause 8.2 of this Agreement, by notice in writing to the Vendors, rescind this Agreement.

8.2 Effect of Rescission under Clause 8.1: Rescission of this Agreement under clause 8.1 shall not extinguish any right of the Purchaser to damages or compensation to the extent of the audit costs and the rental review costs incurred by the Purchaser.

8.3    Rescission for Matters other than Default: If on or prior to Completion:

       8.3.1 Destruction of Assets: Any asset of the Company shall be destroyed or damaged to an extent which in the opinion of the Purchaser materially and adversely affects the Company or the carrying on of the business of the Company; or

       8.3.2 Material Adverse Change: Any other event shall occur which affects or is likely to affect adversely to a material degree the Company or the financial position, business, assets or profitability of the Company or the value of the Shares to the Purchaser, the Purchaser shall be entitled by notice in writing to the Vendors to rescind this Agreement, but the occurrence of such an event shall not give rise to any right to damages or compensation except where the Vendors has failed to give notice of such event as required by clause 7.3.4.


9.     Conditions

9.1    This Agreement is conditional upon:

       9.1.1 Charge Holders' Consent: All debenture holders or other Charge holders having Charges over the Shares or any assets of the Company (where the failure to obtain any approval might constitute an event of default under such Charge) approving the transfer of the Shares to the Purchaser and agreeing to release such Charges on terms satisfactory to the Vendors and the Purchaser; and

       9.1.2 Asset Lessor's Consent: Consent being given by the lessor of any assets leased by or on hire or conditional purchase to the Company to the transfer of the Shares to the Purchaser where the failure to obtain such consent might constitute an event of default under such lease or hire or conditional purchase agreement; and

       9.1.3 Licensor's Consent: Consent being given by the licensors specified in Schedule 4 to the transfer of the Shares; and

       9.1.4 Government or Regulatory Consents: Consent being given by any New Zealand or Canadian government or regulatory body whose consent is required to enable completion of this Agreement; and

       9.1.5 Material Contractors' Consent: Consent being given by the other party or parties to any agreement under which the Company enjoys any material benefit where without such consent such agreement might be terminated, which agreements include without limitation those specified in the Schedule 4; and

       9.1.6 Landlord's Consent: The lessor of the Premises consenting to the transfer of the Shares to the Purchaser; and

       9.1.7  The approval of the Alberta Stock Exchange.

       9.1.8  The approval of the board of directors of the Purchaser.

9.2 Fulfilment of Conditions: Each of the parties shall do all acts and things reasonably necessary to procure the fulfilment of the conditions set out in clause 9.1.

9.3 Benefit of Conditions: The Vendors acknowledges that the conditions contained in clauses 9.1.1 to 9.1.8 have been inserted solely for the protection of the Purchaser and accordingly the Purchaser may waive any of such conditions and in such event this Agreement shall remain binding on the parties.

9.4    Failure of Conditions: Should:

       9.4.1 Not Satisfied: Any of the conditions set out in clause 9.1 not be fulfilled or waived (as the case may be) by 7 April 1997 or such later date as may be agreed by the parties; or

       9.4.2 Unreasonable Conditions: Any consent or approval required in terms of the conditions set out in clause 9.1 be granted on terms not reasonably acceptable to any affected party;

       then this Agreement shall be voidable by notice in writing and this Agreement shall then be at an end and the parties shall not have any further rights or obligations except that the Vendors will repay any deposit.


10.    Non Competition

10.1 Non-Competition: In consideration of the Purchaser entering into this Agreement and as a condition precedent the Vendors and each of them acknowledge that the value of the goodwill of the business of the Company upon which the Consideration has been assessed is dependent upon and has been calculated on the basis that they will not carry on a business the same as or in substantial competition with that at present carried on by the Company in opposition to the Company after Completion for the period specified below and accordingly the





                                      E-73
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                                       13


       Vendors and each of them jointly and severally covenant and agree with the Purchaser that:

       10.1.1 Business: They will not during a period which is the greater of 1 years from the Completion Date or 1 year from the date of termination of the Service Agreement of Roger Carter provided for in clause 4.1.4 at any place in New Zealand (except as a servant of the Company or the Purchaser) or except with the prior written consent of the Purchaser be directly or indirectly engaged or connected or interested in either on their own account or as a partner with or as an employee of any other person or as a shareholder, director, officer, consultant, adviser or employee of any person (other than as holder of not more than 5% of the shares in the capital of any public company if and only so long as such shares are listed on any official stock exchange) or directly or indirectly assist financially any such business; and

       10.1.2 Orders: They will not on their own account or for any person, enterprise, firm, trust, joint venture or syndicate solicit orders for such business otherwise than for the benefit of the Company from any person, firm or company who at the Completion Date was or had previously been a customer of the Company; and

       10.1.3 Employees: They will not on the Vendors' own account or for any person, enterprise, firm, trust, joint venture or syndicate entice or attempt to entice away from the Company or the Purchaser any employee of the Company or the Purchaser.

10.2 Provisions with respect to Covenants: Each of the covenants contained in clause 10.1 shall:

       10.2.1 Separate and Severable: Be separate and severable and to the extent that any such provision is unenforceable by reason of its period, scope or area being held by a court of competent jurisdiction to be unreasonable, then such provision shall be limited to the maximum period, scope or area which such court considers reasonable and shall be enforceable on those terms:

       10.2.2 Benefit of Purchaser and Assigns: Be given for the benefit of and be enforceable by the Purchaser and the Purchaser's successors and assigns.


11.    Limitation of Trustee Liability

11.1 Notwithstanding any other provision of this Agreement but subject to clause 11.2 the liability of the trustees of the R H and G M Carter Family Trust (Trust) shall not be construed as unlimited personal obligations but shall be limited to a liability to pay the money and perform and observe the provisions of this Agreement out of and to the extent of the assets of the R H and G M Carter Family Trust or such additional assets as would have been held by them as such Trustees in the normal course of the administration of the Trust but for their default.

11.2 Clause 11.1 shall in no respect limit the personal liability of Roger Henry Carter.


12.    Arbitration

12.1 If any dispute or difference shall arise between any of the parties in any way arising out of or in connection with this Agreement such dispute or difference shall be referred to the arbitration of a single arbitrator if the parties can agree upon one or otherwise of two arbitrators one to be appointed by the Vendors and one by the Purchaser or an umpire to be appointed by the two arbitrators prior to entering into consideration of the matter and any such reference shall be a submission to arbitration within the meaning of the Arbitration Act 1908 and its amendments.


13.    General

13.1 Non-Merger: The warranties, indemnities, representations and undertakings set out in this Agreement shall notwithstanding any rule of law to the contrary not merge in the instruments of transfer executed pursuant to this Agreement but shall remain in full force and effect and enforceable to the fullest extent.

13.2 No Announcement: The parties agree that (except as may be required by law or by the requirements of the Alberta Stock Exchange) they will not make any announcement or disclosures as to the subject matter of this Agreement except in a form and manner and at such time as all parties may agree.

13.3 Notices: Any notice to be given pursuant to this Agreement shall be given in accordance with and subject to the following provisions of this clause 14.3:

       13.3.1 In Writing: All notices shall be in writing signed by a duly authorised officer of the party giving the notice or by the party's solicitor;]

       13.3.2 Delivery: Without prejudice to any other sufficient mode of delivery, a notice may be sent by hand, prepaid post, telex or facsimile to the address or number (in the case of telex or facsimile) of the intended recipient last advised to the sender in accordance with this clause. The initial addresses and numbers of the parties are:

              Vendors         c/o Mason Lawrie & Stainton
                              Barristers and Solicitors
                              PO Box 989
                              AUCKLAND 1
                              Facsimile: 307 2093

              Purchaser       4 Bond Street
                              Grey Lynn
                              AUCKLAND
                              Facsimile: 376 7891

       13.3.3 Notice by Hand: Subject to clause 13.3.6, a notice delivered by hand shall be received on delivery;

       13.3.4 Notice by Post: Subject to clause 13.3.6, a notice sent by prepaid post shall be deemed to be received 3 days after being posted;

       13.3.5 Notice by Telex or Facsimile: Subject to clause 13.3.6, a notice sent by telex or facsimile shall be deemed to be received at the time of transmission where a transmission report or answerback code produced by the sender's machine indicates successful transmission;

       13.3.6 Receipt Outside Business Hours: Any notice received or deemed to be received pursuant to clauses 13.3.3, 13.3.4 or 13.3.5 after
              5.00 pm (recipient's time) on a Business Day in the recipient's city or on a day which is not a Business Day in the recipient's city shall be deemed to be received at 9.00 am (recipient's time) on the next Business Day in the recipient's city;

       13.3.7 Proof of Delivery: In proving delivery of a notice, it shall be sufficient:

              (a) By Hand: In the case of a notice by hand, to provide evidence that the notice was delivered to the address of the recipient and no acknowledgement from the recipient shall be necessary;

              (b) By Post: In the case of a notice by post, to provide evidence that the notice was correctly addressed and posted in a prepaid envelope;

              (c) By Telex or Facsimile: In the case of a notice by telex or facsimile, to provide the transmission report produced by the sender's machine showing a successful transmission to the correct number of the recipient and to have telephoned the recipient to confirm receipt of a legible copy of such notice.

13.4 Applicable Law and Jurisdiction: This Agreement shall be governed by and construed and interpreted in accordance with the laws of New Zealand and the parties irrevocably submit to the exclusive jurisdiction of the New Zealand courts.

13.5 Further Assurance: The parties will do all things including without limitation the execution of documents as shall be necessary to give full effect to this Agreement.

13.6 Entire Agreement: This Agreement including all schedules, annexures and exhibits to it, and any documents incorporated by express reference forms the entire agreement between the parties relating to its subject matter and supersedes all prior agreements and understandings between the parties with respect to that subject matter. If there is any conflict between the terms of this document and any other document forming part of this Agreement, the terms set out in this document shall prevail.

13.7 Variation: This Agreement may only be varied by an express written agreement executed by all the parties or by persons duly authorised in writing on their respective behalf.

13.8 Costs: Each party shall bear their own costs of and incidental to the preparation, completion and implementation of this Agreement.

13.9 Waiver: No failure to exercise and no delay in exercising on the part of the Purchaser any right under this Agreement shall operate as a waiver of that right nor shall any single or partial exercise of any right preclude any other or further exercise of such right or the exercise of any other right. Any such waiver unless otherwise expressly agreed in writing, shall only apply in respect of the particular circumstances for which it is given.

13.10 Counterparts: This Agreement may be signed in any number of counterparts, all of which when taken together constitute one and the same instrument. Any party may enter into this Agreement by executing any such counterpart. The parties will co-operate to circulate all counterparts to each other for the purposes of having all counterparts executed by all parties as soon as practicable following Completion.

EXECUTED by the parties.


SIGNED by                          )      /s/ R H Carter
ROGER HENRY CARTER                 )    -----------------------
in the presence of:                )          R H Carter


[ILLEGIBLE]
-------------------------          Witness's Signature


-------------------------          Name
     GRANT W SMITH
     SOLICITOR
     AUCKLAND


-------------------------          Occupation


-------------------------          Address




SIGNED by the Trustees of the      )      /s/ R H Carter
RH AND GM CARTER FAMILY            )    -----------------------
TRUST in the presence of:          )          R H Carter
                                   )
                                   )      /s/ G M Carter
                                   )    -----------------------
                                   )          G M Carter
                                   )
                                   )     /s/ H B Chellew
                                   )    -----------------------
                                   )         H B Chellew


[ILLEGIBLE]
-------------------------          Witness's Signature


-------------------------          Name
     GRANT W SMITH
     SOLICITOR
     AUCKLAND


-------------------------          Occupation


-------------------------          Address

SIGNED for BROCKER (N.Z.)          )    Signature      /s/ Hal Linstrom
INVESTMENTS LIMITED                )                   -----------------------
by:                                )
                                   )    Name               Hal Linstrom
                                   )                   -----------------------
                                   )                   Director/Officer


                                        Signature
                                                       -----------------------

                                        Name           -----------------------
                                                       Director



                               (C) Lowndes Jordan
                                   Auckland 1997

                                   SCHEDULE 1

Vendors' Shareholdings

Shareholders                  No. of Ordinary Shares        % of shares in Purchaser
                                                            to be allotted (clause 3.1.4)
Roger Henry Carter             39,200                       19.60%

R H and G M Carter            160,800                       80.40%
Family Trust

Shareholders' Loans           Amount of Loan

Shareholder

R H Carter current account    $ 113,570.03

R H Carter term loan          $  77,311.00

R H and G M Carter            $ 169,442.26
Family Trust

G M Carter                    $ 187,756.57

The forgoing loan balances are subject to verification and amendment if necessary following audit by KPMG.

                                   SCHEDULE 2

                             Warranties (clause 7.1)


1.     General

       1.1 Disclosure Letter: All information contained or referred to in the Disclosure Letter is true complete and accurate in all respects and the Vendors are not aware of any other fact or matter which renders or might upon its disclosure render any such information misleading.

       1.2 Agreement: The provisions of the recitals to this Agreement, clause 1.1 of this Agreement and all information contained in the Schedules and Annexures to this Agreement are complete and] correct in all respects.

       1.3 Information Supplied: All written information which has been given or authorised to be given by any of the Vendors or the Directors or Secretary or any of the officials of the Company or by any of the officials of the Company or by any professional advisers of the Vendors or the Company to the Purchaser or to any of its directors officials agents or professional advisers in the course of the negotiations leading to this Agreement was when given and will at Completion be true complete and accurate in all respects and the Vendors are not aware of any other fact or matter which renders or might upon its disclosure render any such information misleading.

       1.4 All Necessary Disclosures Made: All the facts and circumstances relating to the Shares and to the assets, business and affairs of the Company material for disclosure to an intending purchaser of the Shares have been disclosed to the Purchaser or its advisers in writing and any such facts arising prior to Completion will forthwith be disclosed in writing to the Purchaser or its advisers.

       1.5 Constitution: The Constitution of the Company to be handed to the Purchaser pursuant to clause 5.1.8 of this Agreement will be an accurate copy or originals, if available, of the documents in force at Completion and will have annexed a copy of every resolution required to be annexed by the Companies Act 1955 or the Companies Act 1993, as the case may be.


2.     Shares

       2.1 Shares: The Shares constitute the whole of the issued and allotted share capital of the Company and they are and will be on Completion held by the Vendors in the Vendors' own right.

       2.2 Encumbrances: There is not any and will not at Completion be any Charge on, over or affecting the Shares and there is no agreement or commitment to give or create any such Charge and no demand has been made by any person claiming to be entitled to any such Charge.





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






                                       21


       2.3 No Subsidiaries: The Company never has had and does not have and will not prior to Completion without the prior written consent of the Purchaser create or acquire any Subsidiary or any shares in any other company other than the Company's Subsidiaries.

       2.4 No Increase in Capital: The Company has not since the Last Accounting Date and will not pending Completion increase its share capital or subdivide, amalgamate, or consolidate the Shares or any of them nor has it or will it agree to do so.

       2.5 No Decrease in Capital: The Company has not at any time repaid or agreed to repay or redeem or buy back or repurchase any shares of any class of its share capital or otherwise reduced or agreed to reduce its issued share capital or any class of its share capital and has not at any time amalgamated or agreed to amalgamate with any other company.

       2.6    No Related Companies: The Company has no Related Companies.

       2.7 No Change of Capital Structure or Name: The Vendors will not permit to be passed before Completion any resolution by the
              Company:

              2.7.1  Altering its share capital;

              2.7.2 Altering the rights or obligations attaching to any of the Shares;

              2.7.3  Changing its name;

              2.7.4  Altering its Constitution.


3.     Accounts

       3.1 Books of Account: All the Business Records and Statutory Books are in the Company's possession or under its control and have been fully and correctly completed and will pending Completion continue to be so completed and there are and will pending Completion be no material inaccuracies or discrepancies of any kind contained or reflected in any of them. They give and reflect and at Completion will give and reflect a true and fair view of the financial, contractual and trading position of the Company and of its plant and machinery, fixed and current assets and liabilities (actual and contingent), debtors and creditors, work in progress and stock.

       3.2 Retention of Records: The Company holds and will on Completion have in its possession all books of account and other records which it is bound by law to retain in its possession either indefinitely or for a particular period or periods of time.

       3.3    Accounts:

              3.3.1 True and Fair View: The Accounts are complete and accurate and give and reflect and will at Completion give and reflect a true and fair view of the Company, its activities and its financial status in all respects.

              3.3.2  Comply  with   Statute:   The  Accounts   comply  with  all
                     applicable requirements of the Companies Act 1955, the Companies Act 1993 and the Financial Reporting Act 1993, as the case may be.

              3.3.3 GAAP: The Accounts have been prepared in accordance with generally accepted accounting practice as that term is defined in the Financial Reporting Act 1993 and to the extent consistent with such generally accepted accounting practice on a basis consistent with that adopted for preceding accounting periods.

              3.3.4 No Unusual or Extraordinary Items: The Accounts are not affected by any unusual extraordinary exceptional or non-recurring items or by any other factor rendering the results set out in the Accounts (or any of them) unusually better or worse than they (or any of them) might otherwise be or have been.

              3.3.5 Financial Position: The Accounts properly reflect the financial position of the Company as at the Last Accounting Date and of its results for the accounting period ending on that date.

              3.3.6 Full Disclosure: The Accounts fully disclose all the assets and liabilities (whether ascertained, contingent, deferred or otherwise and whether or not quantified or disputed) of the Company as at the Last Accounting Date and make full provision and/or reserve for all such liabilities.

              3.3.7 Provisions for Losses: The Accounts make full provision for any foreseeable losses which may arise on Completion and/or on realisation of stock and/or on completion of any existing or proposed contract.

              3.3.8 Provision for Bad Debts: The Accounts make adequate provision for all bad and doubtful debts of the Company and for depreciation of the fixed assets of the Company having regard to their original cost and estimated useful life.

              3.3.9  Financial  Commitments:  The  Accounts  fully  disclose all
                     financial   commitments   in   existence  as  at  the  Last
                     Accounting Date.

       3.4 Period Between Agreement and Completion: From the Last Accounting Date to Completion:

              3.4.1 Conduct of Business: The Company has carried on and will carry on its business in an efficient normal and proper manner so that the financial standing and position of the Company as at Completion will not have deteriorated materially from that disclosed in the Accounts;

              3.4.2 Liabilities: The Company has not incurred and will not incur any liability (whether contingent or otherwise) and has not made any payments except in the normal and ordinary course of business;

              3.4.3 Disposals: The Company has not disposed of and will not dispose of any material portion of its undertaking or any material part of its fixed assets or any of its goodwill;

              3.4.4 Acquisitions: The Company has not acquired any assets of a capital nature and will not acquire any assets of a capital nature exceeding $3,000 in value without the Purchaser's prior consent;

              3.4.5 Revaluations: The Company has not revalued upwards and will not revalue upwards any of its assets;

              3.4.6 Capital Investments: The Company has not entered into and will not enter into any material capital investment or commitment in excess of $3,000 in aggregate or any major transaction as that term is defined in section 129(2) of the Companies Act 1993;

              3.4.7 Dividends: The Company has not declared, paid or made and will not declare, pay or make any dividend, bonus or similar distribution;

              3.4.8 Insurance: The Company has kept and will keep effectively insured to the full insurable amounts all assets and undertaking of the Company against all normal insurance risks including reasonable loss of profits insurance;

              3.4.9 Terms of Trade: The Company has not made or permitted and will not make or permit any change to any of its product lines or to the terms or conditions of any agency held by the Company or to the selling prices or terms and conditions of sale of any products or services of the Company;

              3.4.10 Turnover:  The Company has attained a turnover no less than that for the corresponding period in the previous financial year;

              3.4.11 Deposits:  The Company has  deposited  and will deposit all amounts received by it to the credit of its bank account and such amounts appear in the appropriate books of account;

              3.4.12 Debts:  The Company  has paid and will  continue to pay all its debts as they fell or fall due.

       3.5 Non-Disclosure of Liabilities: If it is discovered before or after Completion that the Company was liable at the Completion Date (whether contingently or otherwise) to any person in respect of the Company prior to the Completion Date except in the ordinary course of business which liability has not been fully disclosed to the Purchaser then without prejudice to any other rights of the Purchaser, the Vendors and each of them jointly and severally will immediately upon demand by the Purchaser pay to the Purchaser or as directed by the Purchaser the amount of each such liability after deducting from each such liability any saving to the Company in Taxation as a result of such liability. For the purposes of this clause:

              3.5.1 The word "liability" shall include liability for or in respect of Taxation or any re-assessment thereof which the Company may be required to pay in respect of any period prior to the Completion Date and which has not been so fully disclosed and any amount whatsoever (including all Costs in connection therewith) arising out of any occurrence or happening which shall have taken place prior to the Completion Date;

              3.5.2 Provision of any amount by way of note to the Accounts shall not be deemed to be provision of that amount in the Accounts.


4.     Stock

       4.1 Valuation: The methods of valuing stock and work in progress as at the Last Accounting Date (which included a physical stocktaking) were the same as those adopted for the 3 immediately preceding financial years and all redundant and obsolete stock was wholly written off all slow moving stock was written down appropriately and the value attributed to the remaining stock did not exceed the lower of direct cost or net realisable value.

       4.2 Changes to Stock Since Last Accounting Date: The stock on hand at Completion will comprise the stock as at the Last Accounting Date less stock sold and with the addition of stock bought in the ordinary course of business since that date and no stock currently held other than that written off or written down in the Accounts or which are service spares, is slow moving, out of date or fashion, redundant or obsolete or which will not realise its book value within 12 months of the Completion Date.


5.     GST

       5.1 Registration: The Company is registered for the purposes of the GST Act and:

              5.1.1 Not a Member of a Group: The Company has not at any time been a member of a Group or been treated as a member of a Group for such purposes and no application for it to be so treated has at any time been or pending Completion will be made and no act or transaction has been or pending Completion will be effected in consequence whereof the Company is or may be held liable for any GST chargeable against some other company except the Company's Subsidiaries;

              5.1.2 Compliance with GST Act: The Company has complied and pending Completion will comply in all respects with the GST Act legislation;

              5.1.3 Maintenance of Records: The Company has given obtained made and maintained and pending Completion will give, obtain, make and maintain complete correct and up to date invoices, records and other documents appropriate or requisite for the purposes of the GST Act;

              5.1.4 No Arrears: The Company is not and will not pending Completion be in arrears with any payment or returns under the GST Act or liable to any





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                                       25


                     abnormal or non-routine payment or any forfeiture or penalty or to the operation of any penal provision and where payment is not yet due or receivable has provided for such payment;

              5.1.5 All Supplies Taxable: All supplies made and to be made pending Completion by the Company are taxable supplies and the Company is not and will not pending Completion be denied credit for any input tax.


6.     Taxation

       6.1 Returns Made: All forms, notices, elections, computations, payments (including, without limitation, any fines or penalties) and returns which should be made by the Company for any Taxation purpose have and will at Completion have been made and are and will be up-to-date, correct and on a proper basis and none of them is now or will at Completion be the subject of any dispute with the Inland Revenue Department or any other Taxation collection agency. In particular the returns in relation to provisional Taxation will not give rise to any assessment, adjustment or set-off (including any claim for interest on unpaid Taxation) by the Inland Revenue Department.

       6.2 Provision in Accounts: Full provision and reserves were made in the Accounts in respect of all Taxation liabilities to or for which the Company was at the Last Accounting Date or at any time since may have become or may become liable to be assessed or charged or to pay. Provision of any amount by way of a notice to the Accounts shall not be a provision for the purposes of this paragraph.

       6.3 No Non-commercial Transactions: The Company has not at any time entered into a transaction or series of transactions containing steps inserted without any commercial or business purpose apart from the obtaining of a Taxation or stamp duty advantage.

       6.4    Debtors  Recorded  Appropriately:  All  amounts  included  in  the
              Accounts or (in the case of an amount arising after the date of the Accounts) in the books of the Company as due from Debtors represent amounts actually invoiced by the Company to such debtors not earlier than 3 months prior to the Last Accounting Date (or in the case of an amount arising after the date of the Accounts not earlier than 3 months prior to the date on which it was recorded in the books of the Company) and no part of such amounts still outstanding has been released on terms that any debtor pays less than the full book value of its debt or has been written off or has proved to any extent irrecoverable or is now regarded as irrecoverable or has been compromised on any terms.


7.     Loans

       7.1 No Undisclosed Loans: The aggregate amount appearing in the Accounts as being outstanding in respect of loans owing by the Company was at the Last Accounting Date the aggregate of all loans or financial accommodation of whatever nature from any source so outstanding.





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       7.2    Loans Within  Corporate  Powers:  Such  aggregate did not (and the amount outstanding in respect of loans owing by the Company does not and will not at Completion) exceed any limitation on the Company's borrowing contained in its Constitution or in any loan offer, facility letter, debenture or other deed or document executed by it or, in the case of borrowings on overdraft, its overdraft facilities.

       7.3 Loans from Directors or Shareholders: All amounts outstanding and appearing in the books of the Company as loan accounts or as due to directors or shareholders wholly represent money or money's worth paid or transferred to the Company as the case may be or remuneration accrued due and payable for services rendered and (save for such remuneration) no part thereof has been provided directly or indirectly out of the assets of the Company.

       7.4 No Repayments: The Company has not repaid and pending Completion except as provided in clause 3.1.3 of the attached Agreement will not repay any loans or other financial accommodation in whole or in part nor has it by reason of any default by it in any of its obligations become bound or liable to be called upon to repay prematurely any loans or borrowed moneys and pending Completion no such default will occur.


8.     Liabilities and Commitments

       8.1 No Capital Commitments: Since the Last Accounting Date the Company has not except in the ordinary course of business made any capital expenditure or incurred any capital commitments nor has it disposed of or realised any substantial capital assets or any interest in such assets and has no outstanding capital commitment and pending Completion no capital commitments nor disposals of capital assets or land or any estate or interest in such assets or land will be undertaken by the Company without the prior written consent of the Purchaser.

       8.2 No Guarantees: The Company is not and will not prior to Completion become a party to any contract of guarantee or indemnity.

       8.3 No Material Contracts: The Company has not entered into and will not enter into any material contract (including the granting of options to purchase or Charges over all or any of the Company's assets) except in the normal and ordinary course of business and that the Company has not and will not become a party to any unusual, abnormal or onerous contract or agreement whatsoever.

       8.4 No Long Term Contracts: The Company is not and will not on Completion be a party to any contract of service or supply which cannot be terminated by not more than 1 month's notice without giving rise to any claim for damages or compensation.

       8.5 No Commitments since Last Accounting Date: The Company has not since the Last Accounting Date been and will not at Completion be a party to any contract, commitment or arrangement of any nature except such as have been entered into in the normal and ordinary course of trading and are capable of being wholly satisfied





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                                       27


              or  performed   within  3  months  from  Completion  or  of  being
              terminated within such period without cost to the Company.

       8.6 No Arrangements: The Company is not and will not on Completion be a party to any joint venture, partnership, syndicate or other consortium arrangement.

       8.7 No Agents: No person is authorised to act as agent for the Company or otherwise to bind the Company other than the directors of the Company acting as a board and the Company has not appointed any agents, distributors or managers in respect of any of its products or services in any part of the world.

       8.8 No Default under Agreements: The Company is not now, nor pending Completion will it become, in default under any agreement to which it is or may become a party or in respect of any other obligations binding upon it an no event has occurred which would enable any third party to terminate any contract or any benefit enjoyed by the Company.


9.     Employees

       9.1 Full Disclosure of Terms: Full disclosure in writing of the current rate of remuneration, fees and expenses payable to each officer and employee of or consultant to the Company and the terms of such employment or consultancy (including obligations in respect of any directors' or officers' keyman or indemnity insurance) have been made to the Purchaser in writing and no such officer or employee or consultant has given notice or is under notice of dismissal or termination of employment of any consultancy agreement.

       9.2 No Amounts Due: No amounts are due to or in respect of any former officer or employee or consultant and there are outstanding no arrears of salary, wages, fees, holiday pay or other remuneration.

       9.3 No Industrial Disputes: The Company is not involved in any industrial or trade dispute or any dispute with any trade union or organisation or body of employees.

       9.4 No Changes: No change has been made in the terms of employment or consultancy by the Company of any person who was employed at the Last Accounting Date and pending Completion the Company will not without the Purchaser's prior written consent engage any new employee or consultant.

       9.5 No Other Payments: No moneys other than in respect of remuneration or emoluments of employment or fees are payable to or for the benefit of any director or officer of the Company.

       9.6 No Profit Sharing: The Company is not and will not prior to Completion become a party to any agreement with any director, officer, employee or consultant of the Company under which any such person is entitled to a share of profits of the Company or to any bonus calculated on profits or to participate in any share incentive scheme or share option scheme or similar arrangement and that no pensions, retiring allowances or other benefits are or will be payable by the





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                                       28


              Company to any director, officer or employee of the Company during such person's employment or consultancy.

       9.7 No Schemes: There are not now and will not on Completion be in existence any retirement, death or disability benefit schemes for directors or employees or any obligations to or in respect of any present or past directors or employees with regard to retirement, redundancy, death, sickness or disability pursuant to which the Company is or may become liable to make any payments.

       9.8 No Breaches of Contract: Since the Last Accounting Date no liability has been incurred or payment made by the Company for breach of any contract (whether express or implied) of service, for redundancy or for compensation for loss of office or wrongful dismissal or in respect of retirement, death, sickness or disability and no gratuitous payment has been made or will prior to Completion be made or promised by the Company to or in respect of any director or employee.

       9.9 No Liability for Leave Payments: The Company is not and will not at Completion be under any liability to any person in respect of long service leave or accrued annual leave.

       9.10 Compliance with Legislation: The Premises and operation of the business of the Company and the terms on which the employees of the Company were recruited and are employed comply and will at Completion comply with the Employment Contracts Act 1991, the Equal Pay Act 1972, the Human Rights Act 1993, the New Zealand Bill of Rights Act 1990, the Wages Protection Act 1983, the Holidays Act 1981, the Health and Safety in Employment Act 1992 and all applicable legislation governing employment and safety of employees.


10.    Statutory Obligations

       10.1 Holding of Licences: The Company holds and will on Completion be in possession of all current licences (including import licences and concessions, if any) consents, authorities and permits from or issued by any Governmental Department, municipal or local body or other authority whether in respect of the Premises, plant, machinery, buildings or other assets of the business or otherwise necessary or required to enable it to carry on its business fully and effectively and that the Company has not had notice that any such licences, consents, authorities or permits are being or are likely to be withdrawn or in any manner qualified whether by reason of the sale of the Shares or otherwise howsoever.

       10.2 No Requisitions: There has not since the Last Accounting Date been and will not on Completion be any unsatisfied requisitions by or dispute with any local body health authority, government or ad hoc authority or other body or official or authority having competent jurisdiction affecting or relating to any of the Premises, plant, machinery, buildings or other assets of the business, or the employment of staff by the Company.

       10.3   No Illegal Trade  Practices:  The Company is not, has not been and
              will  not  pending   Completion  be  a  party  to  any  agreement,
              arrangement, understanding or practice





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                                       29


              which is contrary to the provisions of the Commerce Act 1986, or the Fair Trading Act 1986, or the Consumer Guarantees Act 1993, or the Privacy Act 1993.

       10.4 No Breach of Statute: The Company has not committed any breach which was unremedied at the Last Accounting Date of any statutory provision, order, bylaw or regulation (in every case whether applicable in New Zealand or elsewhere) binding on or applicable to it with regard to the formation and operation of the Company, the carrying on of the business of the Company or any other matter relating to the Company and that the Company has not since such date and will not prior to Completion commit any such breach.

       10.5 All Documents Stamped: All documents which in any way affect the right, title or interest of the Company in or to any of its property, undertaking or assets or to which the Company is a party and which attract stamp duty have been duly stamped and no liability to pay stamp duty will arise as a result of Completion by virtue of any previous transfer of any property, undertaking or assets to the Company in particular but without limitation under section 13(4) of the Stamp and Cheque Duties Act 1971.

       10.6 Compliance with Companies Act: The Company has complied with and will up to Completion comply with all the requirements of the Companies Act 1955 or the Companies Act 1993 (whichever is applicable) and any Act or Acts amending the same in relation to the filing of all documents required to be filed with the Registrar of Companies and otherwise howsoever.

       10.7 All Registers Complete: The entries in the Register of Members, Register of Directors and Secretaries, Interests Register, Register of Charges and Register of Directors' Shareholdings of the Company are correct and that such registers have been properly kept.


11.    Properties and Assets

       11.1 Leasehold Premises: The Premises are held upon lease terms which have been fully disclosed to the Purchaser.

       11.2 Title and Compliance: The Company had on the Last Accounting Date and will on Completion have sole title to and possession and control of all the freehold and leasehold properties used or occupied by it free from all leases, tenancies or Charges and each of the said properties complies and will on Completion comply with the local body code or ordinances affecting the same and with all other statutory, local body and other regulations and requirements.

       11.3 All Premises Included: The Premises comprise all the freehold and leasehold land and premises owned, used or occupied by the Company and all the estate interest right and title whatsoever of the Company in, under, over or in respect of any such land or premises.

       11.4 Compliance with Statutes: The Company has complied with all provisions of the Building Act 1991, Resource Management Act 1991 and all other legislation (including regulations, bylaws, ordinances, codes of practice, circulars and





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                                       30


              guidance notes made thereunder) relating to building, planning or environmental matters and dealing with (but without limitation) waste, contaminated land, discharges to land or ground and surface water or sewers, emissions to air, noise, dangerous, hazardous or toxic substances and materials, nuisance or health and safety and there are no actions, claims or proceedings (whether actual or potential) existing in relation to such matters nor is likely to arise any liability in relation to such matters.

       11.5 Compliance with Leases: The Company has paid all rent that may be payable and has performed and observed all covenants (whether in relation to freehold or leasehold land) conditions, agreements, statutory requirements, planning or building or resource consent, bylaws, orders and regulations affecting the Premises or any business carried on the Premises and no notice of any breach of any such matter has been received nor is the Vendors aware of any such breach having occurred.

       11.6 No Defects: No structural, drainage or other material defects have appeared in respect of or affected the buildings and structures on or comprising the Premises or any parts thereof and all such buildings are in good and substantial repair and condition and none has been constructed, maintained, altered or repaired using materials containing any deleterious building material and none of the Premises has been affected by flooding or subsidence.

       11.7 No Other Matter: There is no other matter of which the Vendors are or ought to be aware on reasonable enquiry and which adversely affects the value of any of the Premises or casts any doubt on the right or title of the Company to those Premises or its use of those Premises for its business which should be revealed to a Purchaser of the Shares of the Company or other person entering into this Agreement.

       11.8 Plant and Machinery: The Company's plant and machinery (including fixed plant and machinery) and all equipment furniture and vehicles are in good repair and condition (fair wear and tear excepted) and in satisfactory working order and none of it is surplus to the Company's requirements.

       11.9 Debts Recoverable: The amount of all debts due or recorded in the Accounts or the books of the Company as being due to the Company as at Completion (less the amount of any provision or reserve made in the Accounts or the books of the Company in respect of any particular debts) will be good and collectable in full in the ordinary course of business and in any event not later than 3 months after Completion and none of the said debts is or will at Completion be subject to any counterclaim or set-off except to the extent of any such provision or reserve.

       11.10 Debtors Recovery: Should any of the debtors of the Company as at the Completion fail to satisfy its liability to the Company in full within 3 months from the Completion Date and the aggregate amount due to such debtors exceed $5,000, the Vendors will immediately upon demand by the Purchaser pay to the Purchaser (or the Purchaser may deduct from the Consideration) the amount of such excess amount. Following payment of such amount the Purchaser shall be entitled to an assignment of the benefit of such excess debts.





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                                       31


       11.11 Changes Since the Last Accounting Date: Since the last accounting date:

              11.11.1 No  Write-Offs or  Write-Downs:  None of the assets of the
                      Company have been written off or written down nor has there been any agreement for the release of any person under liability to the Company;

              11.11.2 Cash:  The Company has neither  disbursed nor received any cash except in the ordinary course of its business and amounts received by the Company have been deposited with its bankers and appear in the appropriate books of account;

              11.11.3 Depletion in Assets:  There has been no  depletion  in the net assets of the Company and they have not been materially diminished by the negligent, wrongful or fraudulent act of any person;

              11.11.4 GAAP:   Everything which  should  according  to  generally
                      accepted accounting practices (as defined in the Financial Reporting Act 1993) have been written up or recorded in the Statutory Books and financial records of the Company with respect to the assets of the Company (including the Premises), has been written up and recorded;

              11.11.5 Compliance  with  Notices:  There  have  been no  notices, claims or demands served on the Company in respect of any of its assets (including the Premises) which have not been fully complied with.


12.    Intellectual Property

       12.1 All Intellectual Property Included: The Consideration for the Shares is assessed on the basis that all licences and all Intellectual Property or other similar rights relating to the business of or used by the Company, if any, which are at present owned solely and beneficially by the Company and that all of such rights shall remain the property of the Company as the case may be to the intent that the Company shall be the sole unencumbered and undisputed owner of all such things as at Completion.

       12.2 No Intellectual Property Agreements: The Company has not entered into any agreement or arrangement for the provision of technical information or assistance or granting rights in respect of any patents, trade marks or registered designs or copyright and that to the best of the Vendors's knowledge and belief the operations of the Company do not infringe any patent or other intellectual property right of any kind vested in any other party.

       12.3 Disclosure of Intellectual Property: Full details of all Intellectual Property owned or used by the Company have been given to the Purchaser and no person has been authorised to make any use whatsoever of any Intellectual Property owned by the Company and the Company has not disclosed (except in the ordinary course of its business) any of its know-how, trade secrets, technical processes, confidential information, Intellectual Property or lists of customers or suppliers to any other person.





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       12.4   Use of Names:  The  Company is  entitled to use its trade names in those parts of the world in which it currently conducts its business or its products are sold to its customers and no person has been authorised to make any use whatsoever of either such name and the use of such names by the Company does not infringe the rights of any other person or entitle any other person to a claim against the Company and neither name is being used claimed opposed or attacked by any other person.

       12.5 Name: The Company has not consented to and will not before Completion consent to the adoption of a similar name by any other company or person.

       12.6 Intellectual Property Not Disputed: The Intellectual Property rights of the Company have not been and will not at Completion be challenged or disputed by any third party and the Vendors are not aware of any facts or circumstances which might entitle a third party to challenge the Company's ownership or use of the Intellectual Property used in the business.


13.    Commercial Matters

       13.1 All Actions Indemnified: There is no cause of action in respect of which the Company is not fully indemnified which could and might be used for the purpose of commencing proceedings either civil or criminal.

       13.2 No Legal Proceedings: The Company is not engaged in any Proceedings whatsoever nor are any Proceedings of any kind being taken against it nor are the Vendors aware of any Proceedings against the Company pending or threatened.

       13.3 No Breaches of Contract: The Company is not and will not on Completion be in breach of any contract, commitment or arrangement of any nature whatsoever to which it is now or will then be a party and is not and will not on Completion be a party to any contract, commitment or arrangement which may be unenforceable by the Company by reason of the transaction being voidable at the instance of any other party or ultra vires, void or illegal.

       13.4 Insurance: Full details of all insurance policies maintained by the Company have been supplied to the Purchaser and all such insurances are now in force and all premiums due have been paid and pending Completion the Company shall not permit any of its insurances to lapse or do or omit to do anything the doing or omission of which would make any such policy of insurance void or voidable or would or might result in an increase in the rate of premiums and no claims are outstanding and nothing has occurred to give rise to any such claim.

       13.5 No Notice from Lenders to Repay: The Company has not received notice (whether formal or informal) from any lenders of money to the Company requiring repayment or intimating the enforcement by such lenders of any security which they may hold over any assets of the Company and the Vendors are not aware of any circumstances likely to give rise to any such notice being given or which would enable any such notice to be given.

       13.6 Effect of Acquisition of Shares: The Vendors have no reason to believe that as a result of the proposed acquisition of the Shares by the Purchaser:





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                                       33


              13.6.1 No Cessation of Supplies:  Any supplier of the Company will cease supplying the Company or may substantially reduce its supplies to the Company or alter the terms on which it supplies the Company; or

              13.6.2 No  Cessation  of Custom:  Any customer of the Company will terminate any contract with the Company or cease or materially reduce its business with it; or

              13.6.3 No Notice of  Termination  of  Employment:  Any  officer or
                     senior   employee  of  the  Company  will  give  notice  of
                     termination of his or her employment with the Company; or

              13.6.4 No Termination of Contracts: Any of the licences, consents, approvals, agreements or contracts currently granted to or entered into by the Company required in connection with the carrying on of its business in the manner in which it has been carried on at any time during the 2 years prior to the date hereof will be withdrawn, cancelled or be capable of termination.

       13.7 Arm's Length Supplies: All supplies of goods or services to the Company are purchased by the Company direct from manufacturers or suppliers on an arm's length basis and no commissions or similar payments are made to the Vendors or any other intermediaries in respect of such supplies.

       13.8 No Outstanding Offers: No offer, tender or the like given or made by the Company and still outstanding is capable of giving rise to a contract merely by any unilateral act of a third party.

       13.9 No Liabilities: The Company does not have and at Completion will not have any outstanding debts, liabilities, contracts or engagements, guarantees, undertakings or liabilities (including contingent liabilities) other than liabilities implied by statute or disclosed in the Accounts or incurred in the ordinary and proper course of its trading business.

       13.10 Continuance of Name: The Company does not and pending Completion will not use on its letterheads, brochures, sales literature, books, Premises or vehicles or otherwise carry on its business under any name other than its corporate name.

       13.11  Electronic  Storage:  The  Company  has not and will  not  pending
              Completion have any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise dependent upon or held by any means (including any electronic, mechanical or photographic process whether computerised or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company. There has been no breach of any service or maintenance contract relevant to any such electronic, mechanical or photographic process or equipment whereby any person or body providing services or maintenance thereunder may have the right to terminate such service or maintenance contract.

       13.12 Transactions with Associated Persons: The Vendors and their Associated Persons have not entered into and will not prior to Completion enter into any loan, borrowing, agreement or other arrangement with or on behalf of the Company (other than as employee of the Company on terms fully disclosed to the Purchaser) and are not and will not at Completion be interested, whether directly or indirectly, in or have any Charge over any of the assets of the Company.


14.    Corporate Matters

       14.1 Share Capital: There is not now outstanding and will not be outstanding at Completion in respect of the Company any option or agreement under which any person has or may in any circumstances have or acquire the right to subscribe for or purchase any share or loan capital of the Company or to convert any stock or share or security into share capital or into share capital of a different class.

       14.2 Attorneys: The Company has not given any power of attorney or any other authority (express, implied or ostensible) which is still outstanding or effective to any person to enter into any contract or commitment or do anything on its behalf (other than any authority of employees to enter into routine trading contracts in the normal course of their duties) nor will it do so prior to Completion.

       14.3 Officers: Since the Last Accounting Date no appointments or removals of any officers of the Company have been made.

       14.4 Ultra Vires Contracts: To the best of the Vendors' knowledge and belief none of the activities or contracts or rights of the Company is ultra vires, unauthorised, invalid or unenforceable or in breach of any contract or covenant.

                                   SCHEDULE 3

                                  (clause 7.4)


1. Warranty Limitations: Notwithstanding any other provisions of this Agreement, the Vendors shall not be liable in respect of any Proceedings or Costs for breach of any of the Warranties or other breach of this
       Agreement:

1.1 Notice: Unless, promptly after the Purchaser becomes aware or ought to have become aware of any breach, they shall have received from the Purchaser written notice containing full details of the relevant Proceedings including, if practicable, the matter or default which gives rise to the Proceedings, the breach that results and the amount claimed in respect of the Proceedings:

       1.1.1 Other than Taxation: In the case of any of the Warranties other than Warranties in relation to Taxation], within a period of 2 years after Completion; or

       1.1.2 Taxation: In the case of any of the Warranties in relation to Taxation, within a period ending the earlier of the date 7 years after Completion and the date falling six weeks after the date on which any relevant statutory limitation period in the jurisdiction relevant to the Taxation Proceedings shall expire;

       and (unless the relevant Proceedings shall have been withdrawn or satisfied) action in a court of competent jurisdiction in respect of such breach shall have been commenced within 1 year after receipt of such notice;

1.2 Aggregate of Warranties to Exceed Specified Amount: Unless the aggregate amount of the liability of the Vendors for all such Costs and Proceedings exceeds $5,000;

1.3 Limit for Single Proceedings: Unless, in respect of any single breach of any of the Warranties, the amount of the liability of the Vendors such Costs and Proceedings in respect of such breach exceeds $1,000;

1.4 Exclusion where Covered by Insurance: If and to the extent that (after taking account of related costs and any normal excess in such policy) recovery is made by the Purchaser or the Company under any policy of insurance effected by or for the benefit of the Company in respect of any of the subject matters of such Proceedings;

1.5 Exclusion where Recovery under Another Agreement: If and to the extent that those Proceedings or Costs occasioned thereby has been recovered under any other agreement entered into between the parties and vice versa;

1.6 Provisions Made in Account: If and to the extent that proper provision or allowance therefor has been made in the Accounts;





                                      E-96
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                                       36


1.7 Subsequent Changes: If and to the extent that such Proceedings and any Costs in connection therewith arise or is increased as a result of:

       1.7.1 Any alteration in rates of Taxation after the date of this Agreement with retrospective effect or the withdrawal after the date of this Agreement of any published extra-statutory concession or the alteration after that date of any published statement of practice of the relevant revenue authority; or

       1.7.2 The passing of, or any change in, any legislation after the date of this Agreement; or

       1.7.3 Any change in accounting policy or practice of the Company after Completion including any changes in methods or practices in relation to stock valuation;

       1.7.4 Any voluntary act or omission or transaction of the Purchaser or the Company after Completion otherwise than in the ordinary course of the Company's business as carried on at the date of this Agreement including (without limitation):

              (a) The payment of any unusual or abnormal dividend by the Company;

              (b) A change of the date up to which the Company makes up its Statutory Books;

              (c)    The cessation of any business carried on by the Company;

1.8 Liability Disclosed: If and to the extent the facts, matters or circumstances giving rise to the breach are referred to in the Disclosure Letter or any document disclosed with the Disclosure Letter or in any document disclosed to the Purchaser or any officer of or professional adviser to the Purchaser in relation to this Agreement or the matters contemplated herein or in the Accounts;

1.9 Utilisation of Taxation Relief: In the case of a Proceedings arising in connection with a payment of Taxation, if and to the extent that such payment could have been avoided by the utilisation of trading losses or other reliefs from Taxation (other than trading losses, or other reliefs arising after the Last Accounting Date) available to the Company;

1.10 Over Provision in Accounts: If and to the extent that there is any over provision in respect of any matter included in the Accounts;

1.11 Publicly Available Information: If and to the extent that such matters giving rise to the Proceedings would be disclosed by a search of any publicly available register or database including without limitation at the Companies Office, the Land Transfer Office, the High Court Chattels Registry, the Motor Vehicle Securities Registry, the offices of the relevant local authority, or any patent office or trade mark registry (whether in New Zealand or elsewhere);

1.12 Pursuant to Agreement: If and to the extent that such matter giving rise to the Proceedings properly fails to be done in implementing the terms of this Agreement;

2. Limitations Separate and Independent: For the avoidance of doubt each of the above paragraphs of this Schedule shall be construed as being separate and independent and none of them shall be construed as limiting the effect of any other.

3. Recovery from Third Party: If the Vendors pays an amount pursuant to a Proceedings in respect of breach of any of the Warranties and the Company or the Purchaser has a right of reimbursement against any person other than the Company in respect of or relating to those Proceedings, the Company or the Purchaser shall (subject to the Company or the Purchaser, as the case may be, being indemnified to its reasonable satisfaction by the Vendors against all reasonable Costs) take all reasonable steps or proceedings to enforce such right. If the Purchaser subsequently recovers such reimbursement from such third party, the Purchaser shall forthwith repay to the Vendors such part of the amount paid by the Vendors by way of damages for breach of that Warranty as equals the amount of the which is so recovered by the Purchaser in respect of the facts, matters or circumstances giving rise to the breach of that Warranty (after taking account of the Costs of recovery and (if appropriate) any Taxation arising solely as a result of the recovery).

4. Conduct of Proceedings by Vendors: The Purchaser shall give and shall procure that the Company shall give, to the Vendors full facilities to investigate any Proceedings and the extent of possible liability under the Warranties and at the request of the Vendors shall (subject to the Purchaser being indemnified as to any reasonable Costs which may be incurred thereby) allow it at its own expense to participate in, or have the conduct of (as the Vendors may elect), all proceedings of whatsoever nature against the relevant third party arising out of, or in connection with such Proceedings or dispute, in the name of the Company or the Purchaser as it may consider necessary in order to mitigate any Proceedings or Costs arising under this Agreement. Neither the Purchaser nor the Company shall accept or pay or compromise any such liability or Proceedings as is referred to above without the Vendors either consenting to such action or having a reasonable opportunity to resist the same.

                                   SCHEDULE 4

                            (clauses 9.1.4 and 9.1.6)



No Licensors and Contractors consents to transfer of shares are required.

                                    ANNEXURES

A:     Service Agreement (clause 4.1.4)

                                      DRAFT


April 3, 1997



                      INDUSTRIAL COMMUNICATIONS SERVICE LTD

                                 a subsidiary of

                        BROCKER INVESTMENTS (NZ) LIMITED
                          SALARIED EMPLOYMENT CONTRACT


NAME:                              Roger Carter
                                   --------------------------------------------

POSITION:                          General Manager
                                   --------------------------------------------

RESPONSIBLE TO:                    ICS Board
                                   --------------------------------------------

LOCATED AT:                        2/343 Church St, Penrose
                                   --------------------------------------------

                                      DRAFT


                      INDUSTRIAL COMMUNICATIONS SERVICE LTD
                          SALARIED EMPLOYMENT CONTRACT



BETWEEN:                           INDUSTRIAL COMMUNICATIONS SERVICE LTD
                                   --------------------------------------------

AND                                ROGER CARTER
                                   --------------------------------------------

COMMENCEMENT
OF EMPLOYMENT:                     1st May 1978
                                   --------------------------------------------


The terms and conditions contained herein supersede and replace any terms and conditions of employment that may have applied prior to the coming into force of this contract.

1.   DUTIES/RESPONSIBILITIES

A copy of your job description as attached outlines your duties and responsibilities of your position. Because of the changing nature of the business, other duties will be included as agreed between the parties from time to time. It is expected that those duties will be performed in accordance with the instructions of the Company and that you will devote all of your normal working hours and best endeavour to performing these duties outlined in a manner which will promote the interest of the company.

2.   HOURS OF WORK

2.1 Your hours of work are a minimum of 40 per week to be worked on 5 days of the week Monday to Friday inclusive, between the hours of 8 am to 5.30 pm. Your hours of work and any conditions relating to them may be varied by mutual agreement.

2.2 The Company may require you to work more than 40 hours per week to fulfil the responsibilities of your position. Payment for such time worked in excess of the weekly hours have been included in your salary package.

     You may be required to work on Saturday or Sunday as required from time to time by the Company.

2.3 Rest periods and meal breaks may be taken at your discretion, of up to 1 hour per day.

                                      DRAFT


3.   REMUNERATION

(a)  Total package is $115,000 OTE per annum.

     (i)   Your base  salary is  $60,000 per  annum.

           Your base salary will be reviewed annually.

     (ii) Variable Component - Where you reach your budgeted targets approved by the company, you will receive the agreed commission on a quarterly basis (refer BONUS)

     or

     (iii) Motor Vehicle Allowance - You shall be paid an annual Motor Vehicle Allowance of $12,000 gross per annum

          [with company fuelcard provided]

(b) Expenses - Expenses incurred by yourself while performing our business shall be reimbursed according to the Company Expenses Policy.

(c)  Medical   Insurance   -  You  are   invited  to  take   advantage   of  the
     Brocker/Southern Cross Group Scheme.

4.   PAYMENT OF REMUNERATION

(a) Base salary will be paid each Wednesday, direct into the bank account of your choice.

(b) Your variable component shall be paid on the 20th of the month due, or the following Wednesday thereafter. Such payment shall be made by direct credit to the bank of your choice.

(c) The vehicle allowance shall be paid weekly, included with your salary payment, and paid by direct credit as above.

(d) No deduction shall be made from your salary without your consent, except for time lost through sickness or default or accident to yourself, unless required by law.

(e) The Company will provide you with a statement of your earnings and deductions for a pay period at your request or where there is any change to your salary payments.

                                      DRAFT


5.   BONUS

The bonus will be paid quarterly, no later than 30th of the month after the end of the quarter. It will be paid direct to the nominated bank account. One half will be related to BKI profit, the other to ICS profit. Bonus will be calculated on a straight line basis between these points.

                                  Base            Target

                    BKI           $0              $TBA

                    ICS           $0.5m           $0.85m

Where the maximum is not achieved in any quarter, it is carried forward until paid out or the end of the financial year is reached. No bonus will be carried forward to a new financial year.

6.   STATUTORY HOLIDAYS

(a) Public holidays shall be granted and observed in accordance with the provisions of the Holidays Act 1981.

(b) Any time worked on a statutory holiday that has been authorised by your manager shall be taken in lieu on a day that is mutually agreed upon and credited to your annual holiday accumulation.

7.   ANNUAL HOLIDAYS

(a) Annual holidays are provided in accordance with the provisions of the Holidays Act 1981 and its amendments.

(b) At the completion of 12 months current continuous employment, you shall be entitled to an annual holiday of 3 weeks. Where your employment is terminated at the end of a period of employment which is less than one year, the Company shall pay you an amount equal to 6% of your gross taxable earnings, minus any holiday pay you have already received. Requests for annual leave must be submitted for approval at least 30 days in advance.

(c) Service Holiday - Where you have completed 5 years current continuous service you shall become entitled to an annual holiday of 4 weeks instead of the 3 weeks provided for in (b) above.

8.   SICK LEAVE AND DOMESTIC LEAVE

(a) After completing 6 months current continuous service you shall be entitled to sick pay of 7 days for the following 12 month period and for each subsequent year of service thereafter.

                                      DRAFT


     Sick pay shall be accumulative to up to 21 days.

(b) The company may, at its discretion, require you to provide a medical certificate for any sick leave or domestic leave absence. You shall be required to provide a medical certificate where you are absent for more than 2 days for sick leave or domestic leave absence.

(c) You shall ensure notice is given to us that you are sick or taking domestic leave, not later than one hour prior to your normal commencing time and you shall notify us as soon as possible when a return to work is likely.

(d)  The  Company   shall  also  have  the  right  to  require  you  to  produce additionally, a medical certificate at our expense, from a doctor nominated by ourselves.

(e) Domestic Leave - Where you have any unused sick leave entitlement, leave of up to 7 days per year shall be granted where you find it essential to stay at home in an emergency in the event of illness of a dependant child or spouse's illness or dependant parent or maternity confinement. Such leave shall be treated as though it was due to your own sickness and this shall be set off against your own sick leave entitlement.

(f) Sick leave and domestic leave will not be paid on a day on which a holiday is being observed.

(g) Your manager may at their discretion grant additional sick leave or domestic leave with/without pay where special circumstances exist.

9.   BEREAVEMENT LEAVE

(a) In the event of the death of any of your immediate family, ie your spouse or defacto partner, child, stepchild, parent, brother, sister, mother-in-law, father-in-law, brother-in-law, sister-in-law, grandparent, or grandchild, the Company shall allow paid leave up to a maximum period of 3 days on each occasion. The Company may, at our discretion, ask you for confirmation of the bereavement.

(b) The company may at its discretion, grant additional leave without pay where the Company consider special circumstances exist.

10.  SPECIAL HOLIDAYS CLAUSE

Note that the entitlements in Clauses 7 and 8 are inclusive of and not in addition to the entitlements for Special Leave provided in Section 30 (A) of the Holidays Act 1981 and amendments.

                                      DRAFT


11.  UNPAID LEAVE

Where you need to be away from work for personal reasons the company may grant limited time off work without pay. Such leave must be authorised by the company in advance. Please make a request for such leave as far ahead of the intended date as possible and talk to your manager regarding the circumstances for the leave. Such approved leave must be recorded on an official leave application form.

12.  PARENTAL LEAVE

Parental Leave shall be granted in accordance with the provisions of the Parental Leave and Employment Protection Act 1987 and its amendments.

13.  JURY SERVICE

(a) Where you are obliged to undertake jury service, the difference between the fees (excluding reimbursing payments) paid by the Court and your salary shall be made up by ourselves provided:

     (i)  That you produce the Court expenses voucher to us.

     (ii) That you return to work immediately on any day that you are not actually serving on a jury.

(b) These payments shall be made for up to a maximum of 5 days in respect of each separate period of jury service.

(c) You must advise us on the first normal work day after notification of jury service is received.

14.  TUITION LEAVE

(a) Where, with the Company's prior written approval, you attend any job-related course during working hours, you shall be allowed paid time off. Where you pass all the necessary requirements and complete the course, the company may reimburse you for the cost of tuition and examination fees.

(b) Where you initiate and take tuition leave at your own request and where you terminate your own employment within 12 months of having the tuition fees or examination fees paid on your behalf, you shall reimburse the Company for fees outlaid on a pro rata basis.

15.  TERMINATION OF EMPLOYMENT

(a) Notification - Employment may be terminated with 1 months notice by either party or where the employment is terminated by either party without notice 1 months pay shall be paid or forfeited in lieu of notice. This provision shall not prevent us from summarily terminating the employment in the case of serious misconduct and/or serious breach of contract.

(b)  Deductions -

                                      DRAFT


     (i) Where company issued gear or property is lost, or in our opinion wilfully damaged it will be treated as a default by yourself and the Company shall have the right to recover from you the cost of repairing or replacing any such items.

     (ii) Where employment is terminated by either party and the effective last day of duty is prior to the normal pay period end date, the Company shall be entitled to deduct or recover such salary paid in advance.

(c)  Redundancy -

     (i) In the event that your position becomes surplus to the needs of the Company, you shall be given notice of termination in accordance with the provisions of subclause 14(a).

     (ii) Redundancy compensation shall be calculated on the basis of four weeks pay for the first year of service with the Company and two weeks pay for each subsequent year of service. For the purposes of this clause, a week's pay shall be 1/52 of your annual salary.

     (iii) No redundancy compensation shall be payable in any situation where the termination of your employment arises as a result of the sale or transfer of the whole or part of the Company's business if the person acquiring the business or part being sold or transferred has offered you employment in the business or part being sold or transferred and the conditions of employment offered to you by the person acquiring the business or the part of the business being sold or transferred are similar to, or more favourable than, those provided for by this contract, or are otherwise acceptable to you.


16.  RESTRAINT OF TRADE

(a) In order to protect the employer's proprietary interests, for one year after the termination of this contract you shall not engage to work for or on behalf of an organisation in direct competition with this Company, nor establish your own business in competition with this Company. Nor shall you solicit in competition with the Company the custom of any person who has at any time during the period of your employment by the Company been a customer of the Company or who will become a customer of the Company as a result of any tender, negotiations, arrangements or proceedings made or taking place at the date of such termination.

(b) Consideration for this restraint is included in the remuneration package provided in clause 3 of this contract.

(c) It is acknowledged that in view of your position with the Company and your direct association with the customers of the Company during your employment, the restraint provided for in subclause (a) is fair and reasonable and does not inhibit your ability to earn a reasonable living.

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                                      DRAFT


17.  CONFIDENTIALITY

Any trade, professional or other like information of a confidential nature gained by the employee during the course of employment shall not without the specific authority of the employer, be passed on to any person who would be in a position to use such information to the detriment of the employer. Nor must it be used for personal gain. Any secrecy agreement entered into by the company with a third party whether prior or after starting employment is binding on all employees. This condition is also binding after the termination of the employment contract.

18.  PERSONAL GRIEVANCE/DISPUTES

The Company consider it desirable that any dispute over the interpretation, application or operation of this contract or any grievance of any employee be resolved as quickly as possible, at the place of work, between ourselves.

Personal grievances and disputes shall be as defined under the Employment Contracts Act 1991. Personal Grievance procedures shall be in accordance with the First Schedule of the Employment Contracts Act 1991. Disputes procedures shall be in accordance with the Second Schedule of the Employment Contracts Act 1991.

19.  VARIATIONS

Any of the terms and conditions contained in this contract may be varied by mutual agreement.

20.  OTHER PROVISIONS

(a) I agree to abide by all Company Policies as may from time to time be in operation.

(b) I agree to work a reasonable number of hours in excess of my weekly hours as may be required by the Company.

(c) I agree, in the event of termination of my employment to the deduction from my final pay for any unreturned company property, or other debt owing to the company, whatsoever it may be.

(d) I agree, during the period of my employment or at any time thereafter, not to disclose to any unauthorised person or company, or otherwise make use of, any confidential or secret information related to or obtained as a result of my employment with the Company including, without limiting the generality of processes, customer lists, formulae, designs, new products, finances or relating to know-how, inventions, improvements or other matters connected with the products or services manufactured, marketed, provided or obtained by the Company.

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                                      DRAFT


21.  DECLARATION

I (full name)  ______________________________________  declare  that I have read and understand the conditions of employment detailed above and accept them fully. I further declare that I have read (or had explained to me to my satisfaction) the House Rules and accept them.


Signed:________________________________ Date: _______________________


Signed:________________________________ Date: _______________________
               FOR AND ON BEHALF OF
               INDUSTRIAL COMMUNICATIONS SERVICE LTD

Enclosed:      Job Description
               House Rules

B:   Form of Escrow Agreement (clause 1.1)

                                     FORM C
                                ESCROW AGREEMENT

                         (PERFORMANCE ESCROW AGREEMENT)


THIS AGREEMENT made in triplicate this 31st day of March, 1997.

AMONG:

          BROCKER INVESTMENTS LTD. a corporation incorporated pursuant to the laws of the Province of Alberta,

          (hereinafter called the "Issuer")

                                                               OF THE FIRST PART

                                      -and-

          MONTREAL TRUST COMPANY OF CANADA, a body corporate duly authorized to carry on business in the Province of Alberta,

          (hereinafter called the "Trustee")

                                                              OF THE SECOND PART

                                      -and-

          ROGER HENRY CARTER and ROGER HENRY CARTER, LINDA MARGARET CARTER AND HENRY BERNARD CHELLEW AS TRUSTEES OF RH AND GM CARTER FAMILY TRUST, both of Auckland, New Zealand

          (hereinafter called the "Security Holders")

                                                               OF THE THIRD PART


     WHEREAS the Security Holders and the Issuer entered into an agreement dated the 31st day of March, 1997 whereby the Security Holders agreed to sell certain property to the Issuer, the consideration for such property being at least in part the allotment of securities in the Issuer to the Security Holders, the property and the number of securities and the names of the Security Holders presently owning or about to receive such securities being respectively and more particularly described in Schedule "A" attached to and forming part of this agreement.

     AND WHEREAS the Trustee has agreed to undertake and perform its duties according to the terms and conditions thereof;

     NOW THEREFORE THIS AGREEMENT WITNESSETH that, in consideration of the sum of ONE DOLLAR ($1) paid by the parties to each other, receipt of this sum being acknowledged by each of the parties, the Security Holders covenant and agree with the Issuer and with the Trustee, and the Issuer and the Trustee covenant and agree each with the other and with the Security Holders as follows:







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                                       -2-


1. Where used in this Agreement, or in any amendment or supplement hereto, unless the context otherwise requires, the following words and phrases shall have the following ascribed to them below:

     (a) "Cash Flow" means net income derived from the property, as shown on the audited financial statements as verified by the Issuer's auditors, adjusted for the following add-backs:

          (i)   depreciation;

          (ii)  depletion;

          (iii) deferred taxes;

          (iv)  amortization of goodwill;

          (v)   amortization of research and development costs.

2. The Security Holders hereby place and deposit in escrow with the Trustee those of his securities in the Issuer which are represented by the certificates described in Schedule "A" and the Trustee hereby acknowledges receipt of the certificate. The Security Holders agree to deposit in escrow any further certificates representing securities in the Issuer which he may receive as a stock dividend on securities hereby escrowed, and to deliver to the Trustee immediately on receipt thereof the certificates for any such further securities and any replacement certificates which may at any time be issued for any escrowed securities.

3. The Parties hereby agree that, subject to the provisions of paragraph 6 herein, the securities and the beneficial ownership of or any interest in them and the certificates representing them (including any replacement securities or certificates) shall not be sold, assigned, hypothecated, alienated, released from escrow, transferred within escrow, or otherwise in any manner dealt with, without the written consent of The Alberta Stock Exchange (hereinafter referred to as the "Exchange") given to the Trustee or except as may be required by reason of the death or bankruptcy of any Security Holder, in which cases the Trustee shall hold the said certificates subject to this Agreement, for whatever person, or company shall be legally entitled to become the registered owner thereof.

4. The Security Holders directs the Trustee to retain their respective securities and the certificates (including any replacement securities or certificates) representing them and not to do or cause anything to be done to release them from escrow or to allow any transfer, hypothecation or alienation thereof, without the written consent of the Exchange. The Trustee accepts the responsibilities placed on it by the agreement and agrees to perform them in accordance with the terms of this Agreement and the written consents, orders or directions of the Exchange.

5. Any Security Holder applying to the Exchange for a consent for a transfer within escrow shall, before applying, give reasonable notice in writing of his intention to the Issuer and the Trustee.

6. (a) The Exchange will consent to the release from escrow of one share for each $1.65 (Canadian) of Cash Flow generated by or from the property.

     (b) Any release from escrow under this paragraph 6 shall be made pursuant to a written application on behalf of the Issuer or the Security Holders, which application shall be accompanied by evidence of the Cash Flow received in a form satisfactory to the Exchange. Application for release may only be made once per year and may only relate to Cash Flow received in the last preceding fiscal year or the fiscal years of the Issuer since the last release from escrow pursuant to this Agreement, whichever is greater. All shares released from escrow shall, unless otherwise directed by the Exchange, be distributed pro-rata to all Security Holders.

     (c) Notwithstanding subparagraph (b) above, the maximum number of shares to be released from escrow in any year to a Security Holder shall be one third of the original number of shares held in escrow on behalf of such Security Holder.

7. A release from escrow of all or part of the escrowed securities shall terminate this Agreement only in respect to those securities so released. For greater certainty, this paragraph does not apply to securities transferred within escrow.

8. If a dividend is declared while the Escrowed Shares or any of them continue to be held in escrow under this Agreement, then the dividend or the Escrowed Shares shall be past to the trustee, who shall hold the dividend in escrow or the same terms as the Escrowed Shares, divided to be subject to release or return to the Corporation in the same manner as the Escrowed Shares to which the divided is attributed.

9. If the Issuer is wound up and any securities remain in escrow under this Agreement at the time when a distribution of assets to holders of securities is made by the liquidator, the Security Holders shall assign their right to receive that part of the distribution which is attributable to the escrowed securities to the Trustee, for the benefit of, and in trust for the persons and companies who are then holders of free securities in the Issuer rateably in proportion to their holdings except that this section shall nor apply to those of the escrowed securities which are or would be entitled to be released pursuant to paragraph 6 but have not yet been so released.

10. (a) In the event that the Issuer has lost, alienated or has not obtained a good and marketable title to, or has abandoned or discontinued development of, a substantial portion or all of the aforesaid property which was or formed part of the consideration for which the aforesaid securities were issued, or that a substantial portion or all of the said property has become of little or no value, the issuer shall declare the occurrence of that event, with full particulars thereof, to the Exchange by a resolution of its directors, and those Security Holders who are directors from time to time hereby agree to cause such resolution to be passed and certified to the satisfaction of the Exchange.

     (b) The Security Holders agree with the Issuer and the Trustee that in the event of any such loss, alienation, failure to acquire title, or of such abandonment or discontinuance of development or diminution of value, the securities held in escrow shall not be cancelled or released from escrow, in whole or in part, except with the consent of the Exchange.

     (c) The Exchange may, in its sole discretion, having regard to the number and value of the securities issued for the property, the value of the property as ultimately established and such other circumstances as it may consider relevant, determine the number of securities to be cancelled or released and shall communicate its decision in writing to the Trustee. If the Exchange determines that less than all of the securities then held in escrow shall be cancelled or released, the securities to be cancelled or released shall be taken rateably from the escrowed security holdings of the Security Holders, unless the Exchange otherwise directs or the Security Holders, with the consent of the Exchange, otherwise agree in writing;







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                                       -4-


     (d) On receipt by the Trustee of a determination to cancel, the Security Holders shall tender the required number of escrowed securities to the Issuer by way of gift for cancellation and, the

          Issuer shall thereupon take the necessary action, by way of reduction or capital or otherwise, to cancel them, and the certificates for these securities shall be delivered up for cancellation by the Issuer's transfer agent;

     (e) The Security Holders undertake and agree to vote and cause to be voted its securities in a manner consistent with the terms, conditions and intent of this Agreement in relation to the aforesaid gifting back of securities for cancellation.

     (f) In the case of a natural resource issuer, the Exchange may, in its sole discretion, permit the substitution of natural resource properties for those properties set forth in Schedule "A" in calculating the amount of deferred expenses in paragraph 6.

11. Notwithstanding paragraphs 6 and 10, any shares remaining in escrow 3 months after the third anniversary of the date of this Agreement, unless otherwise exempted in writing by the Exchange, shall be cancelled by the Trustee within 6 months of the said third anniversary.

12. All voting rights attached to the escrowed securities shall at all times be exercised by the respective registered holders thereof.

13. The Security Holders hereby agree to and do hereby release and indemnify and save harmless the Trustee from and against all claims, suits, demands, costs, damages and expenses which may be occasioned by reason of the Trustee's compliance in good faith with the terms hereof.

14. The Issuer hereby acknowledges the terms and conditions of this Agreement and agrees to take all reasonable steps to facilitate its performance and to pay the Trustee's proper charges for its services as Trustee of this escrow.

15. If the Trustee should wish to resign, it shall give at least 6 months' notice to the Issuer which may, with the written consent of the Exchange, by writing appoint another trustee in its place and such appointment shall be binding on the Security Holders, and the new Trustee shall assume and be bound by the obligations of the Trustee hereunder.

16. The covenants of the Security Holders with the Issuer in this Agreement are made with the Issuer both in its own right and as trustee for the holders from time to time of free securities in the Issuer, and may be enforced not only by the Issuer but also by any holder of free securities.

17. This Agreement may be executed in several parts of the same form and the parts as so executed shall together constitute one original agreement, and the parts, if more than one, shall be read together and construed as if all the signing parties hereto had executed one copy of this Agreement.

18. Wherever the singular or masculine is used, the same shall be construed to include the plural or feminine or neuter where the context so requires.

19. This Agreement shall enure to the benefit of and be binding on the Parties to this Agreement and each of their heirs, executors, administrators, successors and assigns.







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                                       -5-


     IN WITNESS WHEREOF the Issuer, the Trustee and the Security Holder have caused their respective corporate seals or hands to be hereto affixed.


                                        BROCKER INVESTMENTS LTD.


                                        Per: __________________________________


                                        MONTREAL TRUST COMPANY OF CANADA


                                        Per: __________________________________


SIGNED, SEALED AND DELIVERED            )
in the presence of:                     )
                                        )
                                        )
-------------------------------------   )--------------------------------------
WITNESS                                 )ROGER HENRY CARTER


                                        ROGER  HENRY  CARTER,   LINDA   MARGARET
                                        CARTER  AND  HENRY  BERNARD  CHELLEW  AS
                                        TRUSTEES  OF RH  AND  GM  CARTER  FAMILY
                                        TRUST


                                        Per: __________________________________

                                  SCHEDULE "A"

to agreement dated the 31st day of March, 1997, and made among BROCKER INVESTMENTS LTD, (therein called the "Issuer"), MONTREAL TRUST COMPANY OF CANADA, (therein called the "Trustee"), and some Security Holders of the Issuer (therein called the "Security Holders").

                                                                 CERTIFICATE
NAME OF                                           NUMBER OF      NUMBER OF
SECURITY                      TYPE OF             SECURITIES     SECURITIES
HOLDER                        SECURITIES          ESCROWED       ESCROWED
--------------------------------------------------------------------------------
Roger Henry Carter            Common Shares       149,058        as provided by the
                                                                 transfer agent

Roger Henry Carter,
Linda Margaret Carter,
Henry Bernard Chellew
as trustees of RH and GM
Carter Family Trust           Common Shares       611,442        as provided by the
                                                                 transfer agent


                            DESCRIPTION OF PROPERTY

Shares of Industrial Communications Service Ltd.




                                     E-116